Exhibit 23.1

January 13, 2009

Daybreak Oil and Gas, Inc.
601 W. Main Ave.
Suite 1012
Spokane, WA  99201

Re:	Securities and Exchange Commission
Form 10-KSB (Amended)
Consent of Independent Engineer

Ladies and Gentlemen:

We hereby consent to the use of the name Huddleston & Co., Inc., to references to Huddleston & Co., Inc. an independent engineering firm, and to the inclusion of information contained in our reports as of February 29, 2008, in the Annual Report on Form 10-KSB on May 27, 2008, as amended on Form 10-KSB/A and Form 10-KSB/A No. 2.

Very truly yours,

HUDDLESTON & CO., INC.

By:	/s/ GREGORY S. FLOYD, P.E.
Name:	Gregory S. Floyd, P.E.
Title:	Vice President